Exhibit 4.44

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

UNIVERSITY OF PENNSYLVANIA

AMENDMENT NO. 2 TO COLLABORATION & LICENSE AGREEMENT

This Amendment No. 2 to the Collaboration & License Agreement (“Amendment No. 2 ”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), with offices located at Penn Center for Innovation, 3600 Civic Center Blvd, 9th Floor, Philadelphia, PA 19104-4310, and BioNTech SE, a German corporation (“Licensee”), having a place of business at An der Goldgrube 12, 55131 Mainz, Germany is effective December 22, 2021 (“Amendment No. 2 Effective Date”). Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, the Parties entered into a Collaboration & License Agreement dated October 9, 2018, as previously amended on September 8, 2021, (“Agreement”) under which the Parties are undertaking the development, manufacture and commercialization of mRNA vaccines for infectious diseases, including RNA synthesis, formulation and GMP manufacturing. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement;

WHEREAS, on January 4, 2021, BioNTech RNA Pharmaceuticals GmbH transferred all its assets to BioNTech SE with economic effect as of January 1, 2021, including the Agreement.

WHEREAS, the Parties are in active negotiation of a separate collaboration and license agreement (“Expanded Alliance Agreement”) to, amongst other contemplated research and development programs, develop products based on certain additional Penn background patent rights (“Additional Penn Background Patents”)

WHEREAS, Parties are now entering into this Amendment No. 2 because the Parties want to begin developing products based on the Additional Penn Background Patents commencing on the Amendment No. 2 Effective Date, while the Parties work diligently to complete their negotiation of the Expanded Alliance Agreement between the Parties;

WHEREAS, the Parties now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.

Term of this Amendment No. 2. This Amendment No. 2 shall become effective on the Amendment No. 2 Effective Date and terminate upon the earlier of 1) six (6) months from the Amendment No. 2 Effective Date or 2) the effective date of the Expanded Alliance Agreement (“Amendment No. 2 Term”). Upon mutual agreement by the Parties, the Amendment No. 2 Term may be extended. At the end of the Amendment No. 2 Term, the Parties shall amend the Agreement to remove the Targeting Research Plan.

2.

Scope of work. The Research Program detailed in Exhibit C to the Agreement (“Original Research Program”) is hereby amended to include the additional research plans in Schedule A-1 hereto (“Targeting Research Plan”) only during the Amendment No. 2 Term. Execution of this Amendment No. 2 does not obligate the Parties to enter into the Expanded Alliance Agreement. If the Amendment No. 2 Term ends upon the effective date of the Expanded Alliance Agreement, the Parties shall determine by mutual agreement if the Targeting Research Plan shall be moved to and included as a portion of the research program under the Expanded Alliance Agreement.

DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

3.

Funding of the Research Program. During the Amendment No. 2 Term, up to ($[***]) of the existing funding for the Original Research Program under the Agreement can be reallocated to fund the Targeting Research Plan upon mutual agreement of the Parties (“Targeting Research Plan Funding”). Penn represents that the Targeting Research Plan Funding shall not detrimentally impact any existing rights of Licensee under the Agreement. Any portion of the Targeting Research Plan Funding not used under this Amendment No. 2 shall be reallocated to the Original Research Program following termination of this Amendment No. 2. No further funding or payment by Licensee shall be required in connection with this Amendment No. 2, and the used portion of the Targeting Research Plan Funding will not be replenished by Licensee for the Original Research Program at the conclusion of the Amendment No. 2 Term.

4.

Additional Penn Background Patents. The Additional Penn Background Patents means Penn’s rights and interest in the patents and patent applications specifically listed in Schedule B-1 hereto, together with any unlisted patents and patent applications claiming priority thereto, and any continuations, continuations-in-part (to the extent related directly to the subject matter of the parent application or containing new information developed pursuant to the Research Program), reissues, reexamination certificates, substitutions, divisionals, supplementary protection certificates, renewals, registrations, extensions including all confirmations, revalidations, patents of addition, PCTs, and pediatric exclusivity periods and all foreign counterparts thereof, and any patents issued or issuing with respect to any of the foregoing.

5.

Option to Additional Penn Background Patents. Penn hereby grants to Licensee a time-limited option during the Amendment No. 2 Term and pursuant to or superseded by the terms of the Expanded Alliance Agreement to negotiate to acquire a commercial license to Additional Penn Background Patents Controlled by Penn to research, develop, make, have made, use, import, offer for sale, commercialize and sell products using or incorporating Additional Penn Background Patents in the APBP Field of Use (the “APBP Option”). For clarity, the APBP Option can only be exercised pursuant to the terms of and under the Expanded Alliance Agreement and shall automatically expire at the end of the Amendment No. 2 Term. “APBP Field of Use” means a) mRNA based diagnostics and therapeutics including mRNA based CAR-T and TCR therapies and b) lipid nanoparticle based mRNA delivery technologies, each for the diagnosis, detection, evaluation, prophylaxis and treatment of diseases in humans and animals, but specifically excluding the treatment and/or prevention of fibrosis in humans, including fibrosis caused by autoimmune disease and/or inflammation. “Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

6.

Prosecution and Maintenance of Additional Penn Background Patents. Additional Penn Background Patents will be held in the name of Penn. During the Amendment No. 2 Term, Penn shall have the sole and exclusive right to control the preparation, filing, prosecution and maintenance of the Additional Penn Background Patents. Patent expense reimbursement by Licensee for the APBP Option to the Additional Penn Background Patents shall be addressed in the Expanded Alliance Agreement.

7.

Entire Agreement of the Parties; Amendments. The Agreement, including any Exhibits, as amended by this Amendment No. 2, constitutes and contains the entire understanding and agreement of the Parties with respect to the subject matter hereof and cancel and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of the Agreement as amended and/or this Amendment No. 2 shall be valid or effective unless made in a writing referencing the Agreement and/or this Amendment No. 2 and signed by a duly authorized officer of each Party.

DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

8.

Conflict. Other than as set forth in this Amendment No. 2, all the terms and conditions of the Agreement shall continue in full force and effect. In the event of a conflict between the Agreement and the Amendment No. 2, the Amendment No. 2 shall control.

9.

Counterparts. This Amendment No. 2 may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) or electronic copy of this Amendment No. 2, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

UNIVERSITY OF PENNSYLVANIA

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Amendment No. 2 as of the date first written above.

THE TRUSTEES OF THE	BIONTECH SE
UNIVERSITY OF PENNSYLVANIA

By: /s/ John S. Swartley, Ph.D.	By: /s/ Sean Marret

Name: John S. Swartley, Ph.D.	Name: Sean Marret
Title: Associate Vice Provost for Research and	Title: Managing Director
Managing Director, Penn Center for Innovation
By: /s/ Jens Holstein

I have read and understood the responsibilities of the Designated Penn Contact:	Name: Jens Holstein
Title: Managing Director
By: /s/ Dr. Drew Weissman
Name: Dr. Drew Weissman

DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

Schedule A-1

Additional Research Plans

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DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

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DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

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DocuSign Envelope ID: 1B9EB0CE-DBB7-4CC9-A44E-0CA8A1659B84

Schedule B-1

Additional Penn Background Patents

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